Exhibit 2.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GATEHOUSE MEDIA, INC.,	)	Case No. 13-12503 (MFW)
a Delaware Corporation, et al.[1]	)
	)	(Joint Administered)
Debtors.	)
)

FINDINGS OF FACT AND CONCLUSIONS OF LAW AND

ORDER APPROVING DEBTORS’ DISCLOSURE STATEMENT FOR,

AND CONFIRMING, DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

GateHouse Media, Inc. and certain of its affiliates, as debtors and debtors in possession in the above-captioned cases (the “Debtors”), having:

a.	distributed on or about September 20, 2013 (i) the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 14] (as modified, amended or supplemented from time to time, the “Plan”),[2] (ii) the Disclosure Statement for the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 15] (the “Disclosure Statement”), and (iii) ballots for voting on the

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: GateHouse Media, Inc. (7635), Copley Ohio Newspapers, Inc. (4372), ENHE Acquisition, LLC (1504), Enterprise NewsMedia Holding, LLC (8259), Enterprise NewsMedia, LLC (4672), Enterprise Publishing Company, LLC (4666), GateHouse Media Arkansas Holdings, Inc. (7662), GateHouse Media California Holdings, Inc. (7639), GateHouse Media Colorado Holdings, Inc. (0190), GateHouse Media Connecticut Holdings, Inc. (1954), GateHouse Media Coming Holdings, Inc. (5234), GateHouse Media Delaware Holdings, Inc. (1987), GateHouse Media Directories Holdings, Inc. (4513), GateHouse Media Florida Holdings, Inc. (6448), GateHouse Media Freeport Holdings, Inc. (1508), GateHouse Media Holdco, Inc. (8902), GateHouse Media Illinois Holdings II, Inc. (5361), GateHouse Media Illinois Holdings, Inc. (7640), GateHouse Media Intermediate Holdco, Inc. (9759), GateHouse Media Iowa Holdings, Inc. (7643), GateHouse Media Kansas Holdings II, Inc. (7914), GateHouse Media Kansas Holdings, Inc. (7644), GateHouse Media Lansing Printing, Inc. (2242), GateHouse Media Louisiana Holdings, Inc. (9708), GateHouse Media Management Services, Inc. (7665), GateHouse Media Massachusetts I, Inc. (1503), GateHouse Media Massachusetts II, Inc. (0859), GateHouse Media Michigan Holdings II, Inc. (7963), GateHouse Media Michigan Holdings, Inc. (7646), GateHouse Media Minnesota Holdings, Inc. (7648), GateHouse Media Missouri Holdings II, Inc. (8013), GateHouse Media Missouri Holdings, Inc. (7649), GateHouse Media Nebraska Holdings II, Inc. (8054), GateHouse Media Nebraska Holdings, Inc. (4763), GateHouse Media Nevada Holdings, Inc. (4978), GateHouse Media New York Holdings, Inc. (7660), GateHouse Media North Dakota Holdings, Inc. (1506), GateHouse Media Ohio Holdings, Inc. (5464), GateHouse Media Oklahoma Holdings, Inc. (6313), GateHouse Media Operating, Inc. (7636), GateHouse Media Pennsylvania Holdings, Inc. (7661), GateHouse Media Suburban Newspapers, Inc. (5577), GateHouse Media Tennessee Holdings, Inc. (6415), GateHouse Media Ventures, Inc. (7638), George W. Prescott Publishing Company, LLC (4668), Liberty SMC, L.L.C. (6016), Low Realty, LLC (4679), LRT Four Hundred, LLC (4676), Mineral Daily News Tribune, Inc. (3343), News Leader, Inc. (4473), SureWest Directories (7472), Terry Newspapers, Inc. (1037), and The Peoria Journal Star, Inc. (9820). The address of the Debtors’ corporate headquarters is 350 WillowBrook Office Park, Fairport, NY 14450.
[2]	Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Plan.

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Plan, to holders of Secured Debt Claims in Class 4, the only class entitled to vote on the Plan, in accordance with the terms of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules;

b.	commenced, on September 27, 2013 (the “Petition Date”), the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.	filed, on the Petition Date, the Plan and Disclosure Statement;

d.	filed, on October 25, 2013, the Plan Supplement for the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 104] (as modified, amended or supplemented from time to time, the “Plan Supplement”), which is included in the definition of Plan;

e.	filed, on the Petition Date, the Affidavit of Service of Solicitation Materials and Declaration of Stephenie Kjontvedt on Behalf of Epiq Bankruptcy Solutions, LLC Regarding the Voting and Tabulation of Ballots Cast With Respect to the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 16], which was subsequently amended on November 1, 2013 [Docket No. 119] (the “Voting Report”), which details the results of the Plan voting process;

f.	filed, on the Petition Date, the Debtors’ Motion for Entry of an Order (A) Scheduling a Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Plan, (B) Establishing Procedures for Objecting to Disclosure Statement and Plan, (C) Approving Form and Manner of Notice of Combined Hearing, and (D) Directing that a Meeting of Creditors Need Not Be Convened [Docket No. 13] (the “Scheduling Motion”);

g.	filed, on October 2, 2013, the Summary of Plan and Notice of (I) Commencement of Chapter 11 Cases and (II) Combined Hearing to Approve Adequacy of Disclosure Statement and Confirmation of Plan of Reorganization, which contained notice of the commencement of the Chapter 11 Cases, the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement [Docket No. 49] (the “Confirmation Hearing Notice”);

h.	filed, on October 3, 2013, the Affidavit of Service of Kerry O’Neil [Docket No. 58], and, on October 9, 2013, the Supplemental Affidavit of Service of Pete Caris [Docket No. 67], evidencing service of the Confirmation Hearing Notice (the “Confirmation Hearing Notice Affidavits”);

i.	published, on October 2, 2013, the Confirmation Hearing Notice in the New York Times (National Edition), consistent with the order granting the Scheduling Motion [Docket No. 39] (the “Scheduling Order”), as evidenced by the Affidavit of Publication Re: Notice of Commencement of Prepackaged Bankruptcy Cases and Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Joint Prepackaged Chapter 11 Plan [Docket No. 66] (together with the Confirmation Hearing Notice Affidavits, the “Affidavits”);

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j.	filed, on October 25, 2013, certain amendments to the Plan [Docket No. 106] (the “Plan Modifications”), which expressly amend the Plan and are included in the definition of Plan;

k.	filed, on November 4, 2013, the Debtors’ Memorandum of Law in Support of (I) Approval of Disclosure Statement and (II) Confirmation of Joint Prepackaged Chapter 11 Plan [Docket No. 122] (the “Confirmation Brief”);

1.	filed, on November 4, 2013, the Declaration of Michael E. Reed in Support of Confirmation of Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 123] (the “Reed Declaration”) and the Declaration of David R. Hilty in Support of Confirmation of Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 124] (the “Hilty Declaration” and with the Reed Declaration, the “Confirmation Declarations”); and

m.	filed, on November 5, 2013, amendments to the Plan Supplement, which included amendments to the DJ Contribution Agreement, New Debt Facility Documents, and New Media Warrant Agreement, which are Exhibits B, D, and F to the Plan Supplement, respectively [Docket No. 131].

The Court having:

a.	entered, on September 30, 2013, the Scheduling Order;

b.	set November 6, 2013 at 1:00 p.m. (prevailing Eastern Time), as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128 and 1129 of the Bankruptcy Code, as set forth in the Scheduling Order;

c.	reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, the Confirmation Hearing Notice, the Affidavits, the Confirmation Declarations, the form of ballot and all filed pleadings, exhibits, statements and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements and reservations of rights, if any;

d.	held the Confirmation Hearing on November 6, 2013;

e.	heard statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation;

f.	considered all oral representations, testimony, documents, filings and other evidence regarding approval of the Disclosure Statement and Confirmation; and

g.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure

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Statement and Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED AND FOUND THAT:

A. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

I.	The Chapter 11 Cases

Jurisdiction, Venue and Core Proceeding

B. The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409. Approval of the Disclosure Statement, including associated solicitation procedures, and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2).

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Eligibility for Relief

C. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

Commencement and Joint Administration of the Chapter 11 Cases

D. On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order Directing Joint Administration of Related Chapter 11 Cases [Docket No. 30], the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases. No statutory committee of unsecured creditors or equity security holders has been appointed pursuant to section 1102 of the Bankruptcy Code in the Chapter 11 Cases.

Judicial Notice

E. The Court takes judicial notice of (and deems admitted into evidence for Confirmation) the docket of the Chapter 11 Cases maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan, the Disclosure Statement, or Confirmation are hereby overruled on the merits.

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II.	Solicitation and Confirmation Process

Notice

F. As evidenced by the Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, together with the deadline for objecting to the Disclosure Statement and the Plan, has been provided to: (a) the Office of the United States Trustee for the District of Delaware; (b) counsel to the Credit Agreement Administrative Agent; (c) counsel to the Plan Sponsor; (d) all other creditors; (e) all record holders of GateHouse Interests; (f) the Internal Revenue Service; (g) the Securities and Exchange Commission; (h) the United States Attorney’s Office for the District of Delaware; (i) the United States Department of Justice; (j) the Environmental Protection Agency; and (k) any party that has requested notice pursuant to Bankruptcy Rule 2002 (the parties identified in clauses (a) through (k) collectively, the “Core Notice Parties”). Also, the Confirmation Hearing Notice was published in the New York Times (National Edition) in compliance with the Scheduling Order and Bankruptcy Rule 2002(l). Additionally, due, adequate, and sufficient notice of the deadline for voting to accept or reject the Plan was provided to holders of claims in the Voting Class (as defined herein), pursuant to the Disclosure Statement and the ballots distributed therewith. Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules, and no other or further notice is or shall be required.

Disclosure Statement

G. The Disclosure Statement contains “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

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Ballots

H. Class 4, comprised of Secured Debt Claims, was the only Class of Claims or Interests entitled under the Plan to vote to accept or reject the Plan (the “Voting Class”).

I. The ballots the Debtors used to solicit votes to accept or reject the Plan from holders in the Voting Class, in the form annexed to the Scheduling Motion, adequately addressed the particular needs of the Chapter 11 Cases and were appropriate for holders in the Voting Class to vote to accept or reject the Plan.

Solicitation

J. As described in the Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Scheduling Motion (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and any other applicable rules, laws and regulations.

K. As described in the Voting Report and the Affidavits, as applicable, prior to the Petition Date, the Plan, the Disclosure Statement and a ballot (collectively, the “Solicitation Materials”), and, following the Petition Date, the Confirmation Hearing Notice were transmitted and served in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order and any applicable non-bankruptcy law. Transmission and service of the Solicitation Materials and the Confirmation Hearing Notice were timely, adequate and sufficient. No further notice is required.

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L. As set forth in the Voting Report, the Solicitation Materials were distributed to holders in the Voting Class that held a Claim as of the close of business prevailing Eastern Time on September 19, 2013 (the date specified in such documents for the purpose of the solicitation) (the “Record Date”). The establishment and notice of the Record Date were reasonable and sufficient.

M. The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for holders in the Voting Class to make an informed decision to accept or reject the Plan.

N. Under section 1126(f) of the Bankruptcy Code, the Debtors were not required to solicit votes from the holders of Claims and Interests in the Unimpaired Classes (defined below), each of which is conclusively presumed to have accepted the Plan. Also, the Debtors were not required to solicit votes from the holders of Interests in Class 6A (GateHouse Interests) and Claims in Class 7 (Section 510(b) Claims), which were deemed to reject the Plan.

Good Faith Solicitation—Section 1125(e)

O. The Debtors, the Special Committee, the Plan Sponsor, the Credit Agreement Administrative Agent, the lender(s), agent(s) and arranger(s) under the New Financing Documents (as defined herein) (the “New Financing Lenders”) and the Participating Lenders under the Restructuring Support Agreement and any and all affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support of the Plan, including the execution, delivery and performance of the Restructuring Support

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Agreement, the execution, delivery, and performance of the New Financing Documents, if any, and the offer, issuance, sale or purchase of securities offered or sold under the Plan, including New Media Stock and New Media Warrants, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

Voting

P. As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, the Disclosure Statement and any applicable non bankruptcy law, rule, or regulation.

Plan Supplement and Plan Modifications

Q. The Plan Supplement and Plan Modifications comply with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan (including Section 10.1 of the Plan), the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date; provided, however, that any such alteration, amendment, update, or modification that materially and adversely affects the New Financing Lenders, in their capacity as such, shall be subject to the approval of the New Financing Lenders, not to be unreasonably withheld (except that notwithstanding the foregoing any alterations, amendments, updates, or modifications to the New Financing Documents instead shall be governed by the terms of the New Financing Documents). The Core Notice Parties and holders of Claims and Interests were provided due, adequate, and sufficient notice of the Plan Supplement and Plan Modifications.

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III.	Confirmation Requirements

Burden of Proof—Confirmation of the Plan

R. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation.

Compliance with Bankruptcy Code Requirements—Section 1129(a)(1)

S. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

Proper Classification—Sections 1122 and 1123

T. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into eight Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

Specified Unimpaired Classes—Section 1123(a)(2)

U. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
Class 1	Secured Tax Claims
Class 2	Other Secured Claims
Class 3	Other Priority Claims
Class 5	General Unsecured Claims
Class 6B	Intercompany Interests

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V. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

Specified Treatment of Impaired Classes—Section 1123(a)(3)

W. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
Class 4	Secured Debt Claims
Class 6A	GateHouse Interests
Class 7	Section 510(b) Claims

No Discrimination—Section 1123(a)(4)

X. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

Adequate Means for Plan Implementation—Section 1123(a)(5)

Y. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits, attachments and supplements to the Plan and the Disclosure Statement, provide, in detail,

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adequate and proper means for the Plan’s implementation, including, but not limited to: (a) purchase of the Cash-Out Claims by the Plan Sponsor (or its designees) pursuant to section 3.2(d)(3)(B) of the Plan and related documentation, including the Investment Commitment Letter; (b) issuance of the equity interests in Reorganized GateHouse to New Media; (c) issuance of New Media Stock to holders of New Media Elected Claims and Plan Sponsor (or its designees) in exchange for Cash-Out Claims and the DJ Contribution; (d) entry, if applicable, into a New Debt Facility of funded debt of up to $150 million and the pro rata distribution of the New Debt Facility Net Proceeds to the holders of New Media Stock; (e) entry, if applicable, into additional undrawn commitments of up to $15 million for working capital and other purposes (such unfunded commitments, the “New Undrawn Commitments”) (provided that, for the avoidance of doubt, the proceeds of the New Undrawn Commitments shall not constitute New Debt Facility Net Proceeds); (f) issuance of the New Media Warrants to holders of GateHouse Interests; (g) cancellation of the Secured Debt Claims and GateHouse Interests; (h) the occurrence of the DJ Contribution; (i) potentially, one or more of (1) the merger of New Media and Reorganized GateHouse, and (2) the conversion of certain Reorganized Debtors from corporations to limited liability companies; (j) authorizing the Debtors and/or the Reorganized Debtors to take all actions necessary to effectuate the Plan, including all of the foregoing actions, and the payment of fees, costs and expenses relating thereto; (k) authorizing the adoption and filing of New Media’s and the Reorganized Debtors’ amended certificates of incorporation, bylaws and similar governing documents, pursuant to Article 4.12 of the Plan; (/) the settlement of Claims and Interests; (m) the vesting of Estate assets in the Reorganized Debtors; (n) the cancellation of certain existing agreements, instruments, and Certificates; (o) the preservation and vesting of certain Causes of Action in the Reorganized Debtors; and (p) the appointment of

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the directors and officers of New Media and the Reorganized Debtors (such transactions, together with all other transactions authorized or contemplated by the Plan, the “Implementing Transactions”). For the avoidance of doubt, nothing in the Plan Documents (as defined herein) shall require entry into the New Debt Facility and/or New Undrawn Commitments, and such entry shall not be a condition precedent to the Effective Date.

Voting Power of Equity Securities—Section 1123(a)(6)

Z. The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. It prohibits the issuance of non-voting Equity Securities as required by such section. The New Media Charter, included in the Plan Supplement, contains this prohibition, as will all of the Reorganized Debtors’ certificates of incorporation, bylaws and similar governing documents, pursuant to Article 4.12 of the Plan.

Directors and Officers—Section 1123(a)(7)

AA. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Section 4.15 of the Plan contains provisions regarding the manner of selection of the Reorganized Debtors’ directors and officers that are consistent with the interests of all holders of Claims and Interests and public policy.

Impairment / Unimpairment of Classes—Section 1123(b)(1)

BB. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves unimpaired each Class of Claims and Interests.

Assumption and Rejection—Section 1123(b)(2)

CC. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the treatment of the Debtors’ Executory Contracts and Unexpired Leases except where an Executory Contract or Unexpired Lease has previously been

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assumed, assumed and assigned, or rejected under section 365 of the Bankruptcy Code during the Chapter 11 Cases pursuant to a Final Order or is the subject of a pending motion or order that is not a Final Order for the assumption, assumption and assignment or rejection thereof.

Settlement, Releases, Exculpation, Injunction and Preservation of Claims and Causes of Action—Section 1123(b)(3)

DD. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims against and Interests in the Debtors. The compromise and settlement of such Claims and Interests embodied in the Plan and unimpairment of the Unimpaired Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, and are fair, equitable, and reasonable.

EE. Section 8.2 of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”) and Section 8.3 of the Plan describes certain releases granted by certain third parties (the “Third-Party Releases” and together, the “Releases”). The Releases are an integral element of the Plan and were specifically negotiated by the parties to the Restructuring Support Agreement to be included in the Plan. The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. The Third Party Releases are supported (x) by payment in full, in the case of holders of Claims in the Unimpaired Classes and (y) by affirmative consent, in the case of holders of Secured Debt Claims which unanimously voted to accept the Plan. The Confirmation Hearing Notice sent to holders of Claims and Interests and published in the New York Times (National Edition) and the ballots sent to all holders of Class 4 Claims (Secured Debt Claims) entitled to vote on the Plan unambiguously

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stated that the Plan contains the Releases. The Court finds that the Releases are: (A) in exchange for the good and valuable consideration provided by the Released Parties, as well as the Reorganized Debtors and the Estates; (B) a good-faith settlement and compromise of the Claims released by the Plan; (C) in the best interests of the Debtors and all holders of Claims and Interests; (D) fair, equitable, and reasonable; (E) given, and made, after due notice and opportunity for hearing; and (F) a bar to any of the Debtors asserting any Claim or Cause of Action released by Section 8.2 of the Plan, and any Entity granting a release under Section 8.3 of the Plan from asserting any Claim or Cause of Action released by Section 8.3 of the Plan. Without limiting the foregoing, the Court finds that the Releases of Plan Sponsor are in exchange for adequate consideration, including the Plan Sponsor’s participation in the Plan, its funding of the Cash-Out Distributions pursuant to the Plan and related documentation and its good faith efforts in negotiating, documenting and implementing the Plan.

FF. The exculpation, described in Section 8.4 of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is limited in scope. Each Exculpated Party has participated in the Chapter 11 Cases in good faith and is appropriately released and exculpated from any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim.

GG. The injunction provision set forth in Section 8.5 of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Releases, and the Exculpation, and is narrowly tailored to achieve this purpose.

HH. Section 4.17 of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and

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all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in Section 4.17, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

Modification of Rights of Secured Creditors—Section 1123(b)(5)

II. The full release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Section 8.8 of the Plan except (a) with respect to the Liens securing the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan (the “Lien Release”), is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

Additional Plan Provisions—Section 1123(b)(6)

JJ. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

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Plan Proponent Compliance with the Bankruptcy Code—Section 1129(a)(2)

KK. The Debtors have complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

Plan Proposed in Good Faith—Section 1129(a)(3)

LL. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, the process leading to Confirmation, including the unanimous acceptance of the Plan by the Voting Class. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to restructure and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

Payment for Services or Costs and Expenses—Section 1129(a)(4)

MM. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. Pursuant to sections 4.21, 4.22, and 4.23 of the Plan, the Debtors are authorized to pay the fees and expenses of the Special Committee, the Plan Sponsor, the Credit Agreement Administrative and the Informal Committee without further Court order. Such fees and expenses are reasonable and approved in accordance with section 1129(a)(4) of the Bankruptcy Code.

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Directors, Officers and Insiders—Section 1129(a)(5)

NN. The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Section 4.15 of the Plan, in conjunction with the Plan Supplement, discloses the identity and affiliations of the individuals proposed to serve as the initial directors and officers of New Media and the Reorganized Debtors, and the identity and nature of any compensation for any insider who will be employed or retained by New Media and the Reorganized Debtors. The appointment of the proposed directors and officers for New Media and the Reorganized Debtors is consistent with the interests of the holders of Claims and Interests and with public policy.

No Rate Changes—Section 1129(a)(6)

OO. Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission and requires no governmental regulatory approval.

Best Interest of Creditors—Section 1129(a)(7)

PP. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis, attached to the Disclosure Statement, and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each holder of an Allowed Claim or Interest in an impaired Class that has not accepted the Plan will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

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Acceptance by Certain Classes—Section 1129(a)(8)

QQ. The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, 3, 5 and 6B constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Class has unanimously voted to accept the Plan. Holders of Interests in Class 6A (GateHouse Interests) and Claims in Class 7 (Section 510(b) Claims), however, are deemed to reject the Plan. Notwithstanding the above, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9)

RR. The treatment of Administrative Claims, Professional Claims, and Priority Tax Claims, under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

Acceptance By At Least One Impaired Class—Section 1129(a)(10)

SS. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, the Voting Class affirmatively voted to accept the Plan which includes unanimous acceptance of the Plan by non-insider (as that term is defined in section 101(31) of the Bankruptcy Code) holders in the Voting Class.

Feasibility—Section 1129(a)(11)

TT. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and

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accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors, New Media or any successor thereto except as provided in the Plan; and (e) establish that the Reorganized Debtors and New Media will have sufficient funds available to meet their obligations under the Plan.

Payment of Fees—Section 1129(a)(12)

UU. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Section 12.2 of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Continuation of Employee Benefits—Section 1129(a)(13)

VV. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Section 4.16 of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, if any, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law.

Non-Applicability of Certain Sections—Section 1129(a)(14), (15) and (16)

WW. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

“Cram Down” Requirements—Section 1129(b)

XX. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. The Plan provides that holders of Interests in Class 6A (GateHouse Interests) and Claims in Class 7 (Section 510(b) Claims), if any, are deemed to have rejected the Plan. First, all of the

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requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to Class 6A and Class 7 (in which the Debtors have not identified any Claims), the only Impaired Classes that have not accepted the Plan. There are no Classes that are junior to Class 6A or Class 7 that are receiving or retaining any property on account of their Claims or Interests, and the Plan does not discriminate unfairly with respect to Class 6A and Class 7. The Plan, thus, may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

Only One Plan—Section 1129(c)

YY. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases.

Principal Purpose of the Plan—Section 1129(d)

ZZ. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

Satisfaction of Confirmation Requirements

AAA. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

Likelihood of Satisfaction of Conditions Precedent to the Effective Date

BBB. Without limiting or modifying the rights of the Plan Sponsor and Credit Agreement Administrative Agent under Section 9.2 of the Plan, each of the conditions precedent to the Effective Date, as set forth in Section 9.1 of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Section 9.2 of the Plan.

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Implementation

CCC. All documents necessary to implement the Plan and all other relevant and necessary documents in respect of the Implementing Transactions, including any New Debt Facility Documents and any documents governing the New Undrawn Commitments (together the “New Financing Documents,” if any), have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution thereof, be valid, binding, and enforceable agreements.

ORDER

IT IS ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1. Findings of Fact and Conclusions of Law. The above referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

2. Approval of Disclosure Statement. The Disclosure Statement is approved.

3. Ballots. The ballots are approved.

4. Solicitation. The solicitation of votes on the Plan complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code and all other applicable rules, laws and regulations, and was appropriate and satisfactory and is approved.

5. Notice of the Confirmation Hearing. Notice of the Confirmation Hearing was appropriate and satisfactory and is approved.

6. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Modifications and Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

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7. Objections. All objections and all reservations of rights pertaining to Confirmation or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are overruled on the merits.

8. Plan Modifications. The Plan Modifications comply with the requirements under the Restructuring Support Agreement and do not adversely affect the treatment of any Claim against or Interest in any of the Debtors under the Plan. After giving effect to the Plan Modifications, the Plan continues to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Court of the Plan, as modified by the Plan Modifications, filed on October 25, 2013, constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast votes on the Plan.

9. Deemed Acceptance of the Plan as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications

10. Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, New Media and any and all holders of Claims or Interests (regardless of

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whether such holders of Claims or Interests have or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

11. Vesting of Assets in the Reorganized Debtors. Except (i) as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan and (ii) for the Liens and security interests granted pursuant to the New Financing Documents, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired or divested by any of the Debtors under the Plan (all of which transfers are approved) will vest in each respective Reorganized Debtor, free and clear of all Liens, security interests, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, the Reorganized Debtors may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

12. Effectiveness of All Actions. All actions authorized to be taken under the Plan are effective on, prior to or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, members or stockholders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members, or stockholders.

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13. Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Implementing Transactions and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan and this Order. Any transfers of assets effected through the Plan are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Each Debtor, as reorganized, as applicable, shall continue to exist after the Effective Date as a separate corporate entity or limited liability company as the case may be, with all the powers of a corporation or limited liability company, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

14. Cancellation of Notes. Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided in the Plan (including with respect to any contracts evidencing transactions described in Section 3.2(e)(2) of the Plan), all notes, instruments, Certificates, and other documents evidencing Claims and Interests in any of the Debtors or the Reorganized Debtors shall be canceled, deemed terminated, and the obligations thereunder discharged (and, subject to the occurrence of the Effective Date, the Credit Agreement Administrative Agent authorizes the filing of UCC-3 termination statements); provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, (i) any such notes, instruments, Certificates and other documents shall continue in effect solely for purposes of (a) allowing holders to receive distributions under the Plan and (b) allowing and preserving the rights of any Distribution Agent to make distributions on account of Claims and Interests as provided in Article VI of the Plan, and (ii) the Credit Documents shall continue in

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effect solely for the purposes of allowing the Credit Agreement Administrative Agent to (x) receive payment of its fees and expenses as provided under the Credit Documents, (y) have the benefit of all the rights and protections for the Credit Agreement Administrative Agent under the Credit Documents, including, but not limited to, the preservation of any indemnification rights, and (z) make distributions pursuant to Section 2.13(b) of the Credit Agreement. Upon the occurrence of the Effective Date, the Reorganized Debtors shall be authorized to file UCC-3 termination statements or similar documents upon reasonable request of the agents under the New Financing Documents and subject to the terms thereof.

15. Distributions. All distributions under the Plan shall be made in accordance with the terms and conditions set forth in the Plan.

16. Exemptions from Securities Law. By reason of section 1145(a) of the Bankruptcy Code, the offering issuance, or distribution of the securities issued in connection with the Plan, including New Media Stock and New Media Warrants, shall be exempt from the provisions of section 5 of the Securities Act of 1933, as amended, and any federal, state, or local law requiring registration for the offer, issuance, or distribution of a security.

17. Preservation of Causes of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above.

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18. Release of Liens. Except as otherwise provided in the Plan, this Confirmation Order, the New Financing Documents, or in any contract, instrument, release or other agreement, or document created under or in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns; provided that any agreements, contracts or related instruments and documents executed and delivered by any of the Reorganized Debtors in connection with the New Debt Facility or New Undrawn Commitments shall be subject to the terms and conditions of the New Financing Documents, and any Liens and security interests to be granted in accordance with the New Financing Documents shall be subject only to such mortgages, deeds of trust, Liens, pledges, or other security interests as may be expressly permitted under the New Financing Documents.

19. Entry into the New Financing Documents. The terms of the New Financing Documents and all transactions contemplated thereby, including, without limitation, any supplemental or additional syndication of the New Debt Facility or New Undrawn Commitments, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, costs and expenses (including professional fees and expenses of the New Financing Lenders) provided for therein are authorized and approved. The obligations of the applicable Reorganized Debtors under the New Financing Documents, including all related mortgages and

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security agreements, will, upon execution, constitute legal, valid, binding and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, managers, members, or stockholders of any of the Debtors or Reorganized Debtors, each Debtor or Reorganized Debtor, as applicable, will be and is authorized to enter into, and fully perform under, the New Financing Documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date.

20. As of the Effective Date, without any further action by the Court or the directors, officers, managers, members, or stockholders of any of the Reorganized Debtors, the Liens and security interests granted pursuant to the New Financing Documents will constitute legal, valid and enforceable Liens and security interests in the collateral (as defined in the New Financing Documents and any other documents to be executed and delivered pursuant thereto) and such Liens and security interests will constitute legal, valid and binding obligations of the Reorganized Debtors. The holders of Liens under the New Financing Documents are authorized to file, with the appropriate authorities, financing statements and other documents (the “Perfection Documents”) or to take possession of or control over, or to take any other action in order to evidence, validate and perfect such Liens or security interests. Subject in all cases to the terms and provisions of the New Financing Documents, the Debtors and the Reorganized Debtors (or their affiliates) are authorized to execute and deliver to the New Financing Lenders any such agreements, financing statements, instruments and other documents, or obtain all governmental approvals and consents the New Financing Lenders may reasonably request or that are required to establish and perfect such Liens and security interests under the provisions of the

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applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and are authorized to cooperate to make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. Whether the Perfection Documents are filed prior to, on or after the Effective Date (i) such Perfection Documents will be valid, binding, enforceable and in full force and effect as of the Effective Date, and (ii) the Liens and security interests granted under or in connection with the New Financing Documents will become valid, binding and enforceable obligations of the Reorganized Debtors. To the extent that any holder has filed or recorded publicly any Liens and/or security interests to secure any claims, which are not preserved by virtue of the Plan or this Confirmation Order, then as soon as practicable on or after the Effective Date, such holder will take any and all steps reasonably requested by any or all of the Debtors, the Reorganized Debtors, and/or the New Financing Lenders that are necessary to cancel, extinguish or modify as applicable, such publicly-filed Liens and/or security interests.

21. In addition, on the Effective Date, without any further action by the Court or the directors, officers, managers, members, or stockholders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file and record any other contracts, instruments, agreements, guaranties, waivers, consents, modifications, amendments or other documents executed or delivered in connection with the New Financing Documents; (b) perform all of its obligations under the New Financing Documents; and (c) take all such other actions that the New Financing Lenders may determine are necessary, appropriate or desirable (but only to the extent required under the New Financing Documents) in connection with the consummation of the transactions contemplated by the New

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Financing Documents. For the avoidance of doubt, to the extent that, under applicable non-bankruptcy law, any execution, delivery and performance of New Financing Documents would otherwise require the consent or approval of the stockholders, members, managers or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order constitutes such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, members, managers, and stockholders of the appropriate Debtor or Reorganized Debtor. To the fullest extent possible under section 1123(a)(5) of the Bankruptcy Code and applicable jurisprudence in the United States Court of Appeals for the Third Circuit and this District, the execution and consummation of the transactions under the New Financing Documents are not conditioned, prohibited, or otherwise limited by any otherwise applicable non-bankruptcy law.

22. The guarantees, mortgages, pledges, Liens and other security interests granted and continued pursuant to the New Financing Documents have been and are granted in good faith, for legitimate business purposes, for reasonably equivalent value, and will be deemed not to constitute a fraudulent conveyance or fraudulent transfer, will not otherwise be subject to avoidance, or subject to recharacterization for any purpose whatsoever, and the priorities of such Liens and security interests will be as set forth in the New Financing Documents.

23. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

24. Assumption or Rejection of Contracts and Leases. Pursuant to section 365 of the Bankruptcy Code and in accordance with the terms and conditions of the Plan, on the

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Effective Date, each Debtor shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party (as may have been amended by the Debtors following the Petition Date) unless any such Executory Contract or Unexpired Leases (a) is listed on the Rejection Schedule, (b) has been previously assumed or rejected by Final Order or has been assumed or rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a final order after the Effective Date, or (c) is the subject of a motion to assume or reject pending as of the Effective Date. Except as otherwise provided in this Confirmation Order, any and all objections or reservations of rights in connection with the assumption or rejection of an Executory Contract or Unexpired Lease under the Plan, if any, are overruled on their merits.

25. Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

26. Professional Compensation. All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court allows. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay

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any professional (including attorneys, accountants, auditors, financial advisors and other professionals) in the ordinary course of business without any further notice to or action, order, or approval of the Court.

27. Release, Exculpation, Discharge and Injunction Provisions. The release, exculpation, discharge, injunction and related provisions set forth in Article VIII of the Plan are approved and authorized, and such provisions are effective and binding on all Persons and Entities to the extent provided therein.

28. Exemption from Transfer Taxes. In accordance with section 1146(a) of the Bankruptcy Code, any transfers of property under the Plan, including the grant of Liens and security interests in collateral as provided in the New Financing Documents (and the perfection of such Liens and security interests), are not subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

29. Documents, Mortgages and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the transactions set forth in Sections 4.2, 4.3, 4.4, and 4.19 of the Plan, and this Confirmation Order.

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30. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, any injunction or stay arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

31. Nonseverability of Plan Provisions Upon Confirmation. Except as set forth herein, each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.

32. Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors and the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan, subject, in the case of the New Financing Documents, to the approval of the New Financing Lenders, not to be unreasonably withheld (except that notwithstanding the foregoing any alterations, amendments, updates, or modifications to the New Financing Documents instead shall be governed by the terms of the New Financing Documents). Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the

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purposes and intent of the Plan, subject, in the case of any alteration, amendment, or modification that materially and adversely effects New Financing Lenders, in their capacity as such, to the approval of the New Financing Lenders, not to be unreasonably withheld (except that notwithstanding the foregoing any alterations, amendments, updates, or modifications to the New Financing Documents instead shall be governed by the terms of the New Financing Documents). Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Section 10.1 of the Plan. Any modifications to the Plan shall be subject to the Restructuring Support Agreement so long as such agreement shall remain effective.

33. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the dissemination, implementation or consummation of the Plan and the Disclosure Statement, any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

34. Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Effective Date Notice”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests and the Core Notice Parties; provided, however, that, for the avoidance of doubt, the Debtors are not required to serve the Effective Date Notice on Customers (as defined in the Scheduling Order). Notwithstanding the above, no notice of Confirmation or occurrence of the Effective Date or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors

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mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of the Chapter 11 Cases and no other or further notice is necessary.

35. Failure of Consummation. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan or Disclosure Statement shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

36. Termination of the Restructuring Support Agreement. On the Effective Date, the Restructuring Support Agreement will terminate in accordance with Section 3.1(b)(3) thereof.

37. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

38. Resolution of Penson Benefit Guaranty Corporation Comments. The George W. Prescott Publishing Company Pension Plan (the “Pension Plan”) and the rights of all parties relating thereto shall not be modified or affected by any provision of the Plan, and shall be continued after the Effective Date in accordance with the terms of the Pension Plan and

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otherwise applicable non-bankruptcy law. Notwithstanding any provision in the Plan, Disclosure Statement or the Confirmation Order, neither the Plan, the Disclosure Statement, or the Confirmation Order will (1) release, discharge or exculpate any party with respect to “controlled group liability” owed to the Pension Plan or PBGC under the ERISA, or the Internal Revenue Code or (2) release, discharge or exculpate any party for fiduciary breach related to the Pension Plan; or (3) enjoin or prevent the Pension Plan and the PBGC from collecting such liability from a liable party or any controlled group members, subject to all rights, privileges, and defenses of any such liable party or controlled group members arising from the terms of the Pension Plan and otherwise applicable non-bankruptcy law

39. Secured Debt Claims Arising Out of Swap Liability Agreements. The amount of the Allowed Secured Debt Claim held by Morgan Stanley Capital Services LLC on account of the Swap Liability Agreements (as identified in Article 3.2(d)(2)(c) of the Plan) shall be fixed in the amount of $30,459,488.00 plus interest calculated at the contract non-default rate from and including the Petition Date to but excluding the Effective Date of the Plan.

40. Resolution of Internal Revenue Service Comments. Notwithstanding any provision to the contrary in the Plan, this Confirmation Order, or any document implementing the Plan (collectively, the “Plan Documents”), nothing in the Plan Documents shall: (1) affect the ability of the Internal Revenue Service (“IRS”) to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Debtors’ Estates; (2) affect the rights of the IRS to assert setoff and recoupment, which rights are expressly preserved; or (3) discharge any claim of the IRS described in Section 1141(d)(6) of the Bankruptcy Code

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41. Resolution of American International Group, Inc., et al. Comments. Notwithstanding anything to the contrary in the Plan Documents, nothing in the Plan Documents shall impair or otherwise affect the legal, equitable or contractual rights, obligations and defenses of the insurance affiliates of American International Group, Inc. (collectively, “AIG”) against the debtors, arising out of or in connection with any insurance policies, related agreements, endorsements, or documents between AIG and any of the Debtors (the “AIG Insurance Agreements”). Notwithstanding the Plan Documents, the rights, obligations and defenses of the parties thereto shall be determined pursuant to the AIG Insurance Agreements under applicable non-bankruptcy law, including, without limitation, obligations to pay, provisions regarding arbitration, and all other terms, conditions, limitations and exclusions thereof.

42. Resolution of Environmental Protection Agency Comments. Nothing in the Plan or this Order discharges or releases the Debtors or any other entity from any Environmental Claims (as defined below) or impairs any ability of a Governmental Unit (as defined in the Bankruptcy Code) to pursue any Environmental Claim against any Debtor, Reorganized Debtor or non-debtor. Any Environmental Claims shall survive the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and shall be determined in the manner and by the administrative or judicial tribunals in which such Environmental Claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. “Environmental Claims” means all claims or causes of action of, or liabilities to, any Governmental Unit under any United States environmental statute and the regulations promulgated pursuant thereto, and all analogous domestic state or local statutes and regulations.

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43. Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

44. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety and incorporated herein by this reference.

45. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of this Confirmation Order for any other purpose.

46. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

47. Final Order. This Confirmation Order is a final order and the period in which an appeal and/or motion for reconsideration may be timely filed shall commence upon the entry hereof.

48. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this

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Confirmation Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the New Financing Documents or any Liens, security interests, rights or remedies related thereto except to the extent that the Confirmation Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the New Financing Documents.

Dated:	November 6, 2013
Wilmington, Delaware

Mary F. Walrath
United States Bankruptcy Judge

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EXHIBIT A

The Plan

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	) )	Chapter 11
GATEHOUSE MEDIA, INC., et al.,	) )	Case No. 13-12503 (MFW)
Debtors.	) ) )	Jointly Administered

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

YOUNG CONAWAY STARGATT &

TAYLOR, LLP

Pauline K. Morgan

Joel A. Waite

Patrick A. Jackson

Ryan M. Bartley

Laurel D. Roglen

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Counsel to the Debtors

and Debtors in Possession

-and-

CLEARY GOTTLIEB STEEN &

HAMILTON LLP

James L. Bromley

Sean A. O’Neal

Humayun Khalid

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Counsel to Plan Sponsor

Dated: October 25, 2013

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ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS		25
6.1	Distributions on Account of Claims and Interests Allowed as of the Effective Date	25
6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests	25
6.3	Delivery of Distributions	25
6.4	Claims Paid or Payable by Third Parties	28
6.5	Setoffs	28
6.6	Allocation Between Principal and Accrued Interest	28

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		28
7.1	Disputed Claims Process	28
7.2	Prosecution of Objections to Claims and Interests	28
7.3	No Interest	29
7.4	Disallowance of Claims and Interests	29

ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN		29
8.1	Discharge of Claims and Termination of Interests	29
8.2	Releases by the Debtors	29
8.3	Releases by Certain Holders of Claims	30
8.4	Exculpation	31
8.5	Injunction	31
8.6	Protection Against Discriminatory Treatment	31
8.7	Indemnification	31
8.8	Release of Liens	32

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		32
9.1	Conditions Precedent to the Effective Date	32
9.2	Waiver of Conditions Precedent	32
9.3	Effect of Non-Occurrence of Conditions to Consummation	32

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		33
10.1	Modification of Plan	33
10.2	Revocation or Withdrawal of Plan	33
10.3	Confirmation of the Plan	33

ARTICLE XI RETENTION OF JURISDICTION		33

ARTICLE XII MISCELLANEOUS PROVISIONS		34
12.1	Additional Documents	34
12.2	Payment of Statutory Fees	35
12.3	Reservation of Rights	35
12.4	Elimination of Vacant Classes	35
12.5	Successors and Assigns	35
12.6	Service of Documents	35
12.7	Term of Injunctions or Stays	36
12.8	Entire Agreement	36
12.9	Plan Supplement Exhibits	36
12.10	Non-Severability	36

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INTRODUCTION

GateHouse Media, Inc. (“GateHouse”) and its Debtor subsidiaries in the above-captioned chapter 11 cases jointly propose this Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding claims against and interests in each Debtor pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of claims and interests set forth in Article III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan contemplates no substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan and certain related matters.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1	Defined Terms

1. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

2. “Additional Restructuring Transactions” has the meaning set forth in Section 4.20 hereof.

3. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

4. “Allowed” means, as to a Claim or an Interest, a Claim or Interest or any portion thereof, specifically allowed under the Plan, the Bankruptcy Code, or by a Final Order.

5. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

6. “Ballot” means each of the ballots distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan and on which such holder is to indicate, among other things, acceptance or rejection of the Plan.

7. “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

8. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

9. “Bankruptcy Rules” means, as may be amended from time to time, the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

10. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

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11. “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

12. “Cash-Out Claims” means all Allowed Secured Debt Claims for which the holders have made or are deemed to have made a Plan Election to receive the Cash-Out Distribution.

13. “Cash-Out Distribution” has the meaning ascribed to such term in Section 3.2(d)(3)B hereof.

14. “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against Insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of any of the Debtors, the debtors in possession, and/or the Estates (including those actions set forth in the Plan Supplement), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or commenced by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

15. “Certificate” means any instrument evidencing a Claim or an Interest.

16. “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

17. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

18. “Claims and Solicitation Agent” means the claims and solicitation agent the Debtors may retain in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court.

19. “Claims Register” means the official register of Claims against or Interests in the Debtors maintained by the Claims and Solicitation Agent.

20. “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

21. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

22. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

23. “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

24. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement.

25. “Consummation” means the occurrence of the Effective Date.

26. “Credit Agreement” means the Amended and Restated Credit Agreement, by and among certain affiliates of GateHouse, the Lenders and the administrative agent thereto, dated as of February 27, 2007 (as amended, supplemented or modified from time to time).

27. “Credit Agreement Administrative Agent” means Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement.

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28. “Credit Agreement Claims” means all Claims, Liens, rights or interests of the Lenders arising under, related to, or in connection with the Credit Documents.

29. “Credit Documents” has the meaning ascribed thereto in the Credit Agreement, including without limitation the Security Agreement and the Pledge Agreement.

30. “Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

31. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default which is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

32. “Debtors” means, collectively, each of the following: GateHouse Media, Inc., Copley Ohio Newspapers, Inc., ENHE Acquisition, LLC, Enterprise NewsMedia Holding, LLC, Enterprise NewsMedia, LLC, Enterprise Publishing Company, LLC, GateHouse Media Arkansas Holdings, Inc., GateHouse Media California Holdings, Inc., GateHouse Media Colorado Holdings, Inc., GateHouse Media Connecticut Holdings, Inc., GateHouse Media Coming Holdings, Inc., GateHouse Media Delaware Holdings, Inc., GateHouse Media Directories Holdings, Inc., GateHouse Media Florida Holdings, Inc., GateHouse Media Freeport Holdings, Inc., GateHouse Media Holdco, Inc., GateHouse Media Illinois Holdings II, Inc., GateHouse Media Illinois Holdings, Inc., GateHouse Media Intermediate Holdco, Inc., GateHouse Media Iowa Holdings, Inc., GateHouse Media Kansas Holdings II, Inc., GateHouse Media Kansas Holdings, Inc., GateHouse Media Lansing Printing, Inc., GateHouse Media Louisiana Holdings, Inc., GateHouse Media Management Services, Inc., GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc., GateHouse Media Michigan Holdings II, Inc., GateHouse Media Michigan Holdings, Inc., GateHouse Media Minnesota Holdings, Inc., GateHouse Media Missouri Holdings II, Inc., GateHouse Media Missouri Holdings, Inc., GateHouse Media Nebraska Holdings II, Inc., GateHouse Media Nebraska Holdings, Inc., GateHouse Media Nevada Holdings, Inc., GateHouse Media New York Holdings, Inc., GateHouse Media North Dakota Holdings, Inc., GateHouse Media Ohio Holdings, Inc., GateHouse Media Oklahoma Holdings, Inc., GateHouse Media Operating, Inc., GateHouse Media Pennsylvania Holdings, Inc., GateHouse Media Suburban Newspapers, Inc., GateHouse Media Tennessee Holdings, Inc., GateHouse Media Ventures, Inc., George W. Prescott Publishing Company, LLC, Liberty SMC, L.L.C., Low Realty, LLC, LRT Four Hundred, LLC, Mineral Daily News Tribune, Inc., News Leader, Inc., SureWest Directories, Terry Newspapers, Inc., and The Peoria Journal Star, Inc.

33. “Designated Affiliates” means, with respect to holders of record (as of the Distribution Record Date) of Allowed Secured Debt Claims and Plan Sponsor, one or more their respective Affiliates identified pursuant to Designation Notices.

34. “Designation Notice” means the notice for the identification of Designated Affiliates in the form attached to the Plan Supplement, which must be received by Voting Agent, Plan Sponsor, the Debtors, and the Credit Agreement Administrative Agent, in each case on or prior to the first date scheduled for the Confirmation Hearing.

35. “Disclosure Statement” means the disclosure statement for the Plan as may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

36. “Disputed” means as to a Claim or Interest, a Claim or Interest, or any portion thereof, that (a) is not Allowed; (b) is not disallowed under the Plan, the Bankruptcy Code, or a Final Order; (c) is the subject of an objection or request for estimation filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn or overruled by a Final Order of the Bankruptcy Court, or (d) is otherwise disputed by the Debtors or the Reorganized Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

37. “Distribution Agent” means any Entity or Entities that the Debtors select to make or to facilitate distributions in accordance with the Plan.

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38. “Distribution Record Date” means the Voting Record Date.

39. “DJ Acquisition” means Plan Sponsor’s consummation of the acquisition of DJLMG.

40. “DJ Contribution” has the meaning ascribed to such term in Section 4.19 hereof.

41. “DJ Contribution Agreement” means the documents governing the DJ Contribution, the terms of which shall be attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

42. “DJ Contribution Value” has the meaning ascribed to such term in Section 4.19 hereof.

43. “DJ SPA” means that certain Stock Purchase Agreement, dated as of June 28, 2013, by and among Dow Jones Ventures VII, Inc., Dow Jones Local Media Group, Inc., Newcastle Investment Corp., and, solely with respect to its obligations under Sections 7.3, 7.7, 7.13, 7.14, 9.2, 9.3, 9.4 and 10.2 thereof, Dow Jones & Company, Inc., a Delaware corporation, as it may be amended, supplemented or modified from time to time.

44. “DJ SPA Assignment Agreement” means that certain Assignment Agreement to be entered into by and among Plan Sponsor and New Media pursuant to which Plan Sponsor will transfer and assign all of its rights and interests in and to, and obligations under the DJ SPA to New Media, in the form attached to the Plan Supplement, as it may be amended, supplement or modified from time to time.

45. “DJLMG” means Dow Jones Local Media Group, Inc.

46. “Effective Date” means the date that is a Business Day selected by the Debtors, subject to the prior written consent of Plan Sponsor and in consultation with the Credit Agreement Administrative Agent, which consent may not be unreasonably withheld, after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 hereof have been satisfied or waived in accordance with Section 9.2 hereof; provided that such date shall occur on or before 30 days after the Confirmation Date unless a later date is consented to in writing by the Credit Agreement Administrative Agent or the Required Lenders (as defined in the Credit Agreement) in consultation with the Credit Agreement Administrative Agent.

47. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

48. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

49. “Estate” means the bankruptcy estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

50. “Exculpated Claim” means any Claim arising out of or related to any act or omission in connection with (a) the Debtors’ in-court or out-of-court efforts to implement the Transaction, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), or the Support Agreement; (b) the formulation, preparation, solicitation, dissemination, negotiation, or filing of the Disclosure Statement or Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the Support Agreement, the Disclosure Statement, the DJ Contribution, the New Debt Facility (if any), or the Plan; (c) the filing of the Chapter 11 Cases; (d) the pursuit of Confirmation; (e) the pursuit of Consummation; (f) the administration and implementation of the Plan; or (g) the distribution of property under the Plan; provided that “Exculpated Claims” do not include any obligations of the Exculpated Parties arising on or after the Effective Date under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

51. “Exculpated Party” means each of the following in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) Plan Sponsor; (d) the Special Committee; (e) the Credit Agreement Administrative Agent;(f) the Participating Lenders; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s successors and assigns and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals.

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52. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

53. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

54. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

55. “GateHouse” has the meaning set forth in the Introduction hereof.

56. “GateHouse Interest” means any Interest in GateHouse.

57. “General Unsecured Claim” means any Claim other than an Administrative Claim, Professional Claim, Priority Tax Claim, Secured Tax Claim, Other Secured Claim, Other Priority Claim, Secured Debt Claim or Section 510(b) Claim.

58. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

59. “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

60. “Informal Committee” means that certain informal committee of Lenders comprised of Omega and Solus Alternative Asset Management LP and its affiliates.

61. “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

62. “Intercompany Claim” means any Claim by a Debtor against another Debtor that is reflected in the Debtors’ books and records.

63. “Intercompany Contract” means a contract between or among two or more Debtors.

64. “Intercompany Interest” means an Interest held by a Debtor.

65. “Interest” means any Equity Security in a Debtor existing immediately prior to the Effective Date.

66. “Investment Commitment Letter” means that certain Investment Commitment Letter dated as of September 3, 2013, by and among Plan Sponsor and the Debtors, in the form attached as Exhibit H to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

67. “Lenders” means the several banks and other financial institutions from time to time party to the Credit Agreement and Swap Liability Agreements.

68. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

69. “Listing” has the meaning set forth in Section 4.20 hereof.

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70. “Local Group” means Local Media Group Holdings LLC, an affiliate of Plan Sponsor and a 100% owner of DJLMG.

71. “Management Agreement” means the management agreement to be entered into between the Manager and New Media on the Effective Date, in the form attached as Exhibit G to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

72. “Manager” means FIG LLC, a Delaware limited liability company, an affiliate of Plan Sponsor.

73. “New Debt Facility” means a financing facility, if any, which may be entered into by Reorganized GateHouse on the Effective Date in an aggregate amount of up to $150 million on the same terms as or better terms for Reorganized GateHouse than those set forth in the New Debt Facility Term Sheet.

74. “New Debt Facility Documents” means the documents governing the New Debt Facility, if any, the terms of which shall be attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

75. “New Debt Facility Net Proceeds” means the cash raised in the New Debt Facility, if any, net of transaction costs and expenses of the Debtors and Plan Sponsor associated with the Transaction.

76. “New Debt Facility Term Sheet” means the term sheet attached as Exhibit I to the Disclosure Statement, as it may be amended, supplemented or modified from time to time.

77. “New Media” means New Media Investment Group Inc., a Delaware corporation.

78. “New Media Charter” means the amended charter and bylaws of New Media on and after the Effective Date, in the form attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

79. “New Media Distribution” has the meaning set forth in Section 3.2(d)(3)A hereof.

80. “New Media Employee” has the meaning set forth in Section 4.15 hereof.

81. “New Media Elected Claims” means all or any portion of Allowed Secured Debt Claims for which the holder makes a Plan Election to receive New Media Stock.

82. “New Media Stock” means the common stock of New Media.

83. “New Media Warrants” means 10-year warrants issued by New Media pursuant to the New Media Warrant Agreement, entitling the holders thereof to acquire New Media Stock, which in the aggregate shall be equal to five percent (5%) of New Media Stock as of the Effective Date (calculated prior to dilution from shares of New Media Stock issued pursuant to the DJ Contribution), at a strike price per share calculated based on a total equity value of New Media prior to the DJ Contribution of $1.2 billion, as of the Effective Date; provided that the New Media Warrants will not have the benefit of antidilution protections, other than customary protections including for stock splits and stock dividends.

84. “New Media Warrant Agreement” means the documents governing the New Media Warrants, in the form attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

85. “Omega” means Omega Advisors, Inc. and its affiliates.

86. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

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87. “Other Secured Claim” means any Secured Claim other than a Secured Debt Claim or a Secured Tax Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or subject to a valid right of setoff.

88. “Participating Lenders” means the Lenders from time to time party to the Support Agreement, as provided for in the Support Agreement.

89. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

90. “Petition Date” means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

91. “Plan” means this chapter 11 plan, as it may be altered, amended, modified or supplemented from time to time, including the Plan Supplement and all exhibits, supplements, appendices and schedules.

92. “Plan Election” means the election to be made by each holder of an Allowed Secured Debt Claim on such holder’s Ballot for the treatment of such holder’s Allowed Secured Debt Claims, as set forth in Section 3.2(d) hereof.

93. “Plan Sponsor” means Newcastle Investment Corp.

94. “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 10 days prior to the date first scheduled for the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement.

95. “Pledge Agreement” means the Amended and Restated Pledge Agreement, by and among certain affiliates of GateHouse and the administrative agent thereto, dated as of February 28, 2007 (as amended, supplemented or modified from time to time).

96. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

97. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

98. “Professional” means an Entity (a) employed in the Chapter 11 Cases in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

99. “Professional Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

100. “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

101. “Record Holder” means, as of any date, the holder of record with good legal title as of such date.

102. “Registration Rights Agreement” means the documents governing the registration rights of certain holders of New Media Stock, in the form attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

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103. “Registration Rights Terms” means the Registration Rights Terms attached as Exhibit J to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

104. “Rejection Schedule” means the schedule of Executory Contracts and Unexpired Leases in the Plan Supplement, as may be amended from time to time, setting forth certain Executory Contracts and Unexpired Leases for rejection as of the Effective Date under section 365 of the Bankruptcy Code.

105. “Released Party” means each of the following in its/their capacity as such: (a) the Debtors; (b) New Media; (c) Plan Sponsor; (d) holders of Secured Debt Claims; (e) the Special Committee; (f) the Credit Agreement Administrative Agent; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s successors, assigns, direct and indirect subsidiaries, affiliates, and funds, and current and former members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives of any of the foregoing.

106. “Releasing Parties” means each of the following in its/their capacity as such: (a) Plan Sponsor; (b) the Credit Agreement Administrative Agent; (c) holders of Secured Debt Claims; and (d) without limiting the foregoing clauses (a)-(c), each holder of a Claim that is entitled to receive a distribution under the Plan.

107. “Reorganized Debtor” means a Debtor (or any successor thereto by merger, consolidation, or otherwise) on and after the Effective Date.

108. “Reorganized GateHouse” means GateHouse Media, Inc. (or any successor thereto by merger, consolidation, or otherwise) on and after the Effective Date, provided that upon and after the consummation (if any) of the merger as set forth in Section 4.2(II) of the Plan, “Reorganized GateHouse” shall mean GateHouse Media Intermediate Holdco, Inc. (or any successor thereto by merger, consolidation, or otherwise).

109. “Reorganized New Media Group” means on or after the Effective Date the Reorganized Debtors, New Media and any subsidiaries of the foregoing.

110. “Section 510(b) Claim” means any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

111. “Secured Claim” means a Claim (a) secured by a Lien on property of an Estate to the extent of the value of such property, as determined in accordance with section 506(a) of the Bankruptcy Code, or (b) subject to a valid right of setoff.

112. “Secured Debt Claims” means all Credit Agreement Claims and all Swap Liability Claims.

113. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

114. “Securities Act” means, as may be amended from time to time, the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, and any similar federal, state, or local law. References herein to specific provisions of the Securities Act include any similar provisions of federal, state, or local law.

115. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

116. “Security Agreement” means the Amended and Restated Security Agreement, by and among certain affiliates of GateHouse, the Lenders and the control agent thereto, dated as of February 28, 2007 (as amended, supplemented or modified from time to time).

117. “Special Committee” means the special committee formed by the board of directors of GateHouse on February 19, 2013, which was given the exclusive, full, and plenary power and authority of the board of directors

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of GateHouse, to the fullest extent permitted by applicable law, with respect to the review, evaluation, and approval or rejection on behalf of GateHouse of any potential Plan Sponsor proposal and the review and evaluation of strategic alternatives and all matters pertaining thereto.

118. “Support Agreement” means that certain Restructuring Support Agreement, dated as of September 3, 2013, by and among the Debtors, Plan Sponsor, Credit Agreement Administrative Agent and the Participating Lenders, attached as Exhibit C to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

119. “Swap Liability Agreement” means “Secured Hedging Agreement”, as such term is defined in the Credit Agreement.

120. “Swap Liability Claims” means all Claims, Liens, rights or interests of the Lenders arising under, related to, or in connection with the Swap Liability Agreements, or related agreements or documentation.

121. “Term Sheet” means the Restructuring Term Sheet attached as Exhibit A to the Support Agreement, as may be amended, supplemented or modified from time to time.

122. “Transaction” means the reorganization and restructuring of the Debtors as contemplated by the Plan, including all related transactions occurring before and after the Petition Date.

123. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Interest to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

124. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

125. “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

126. “Voting Deadline” means 5:00 P.M. prevailing Eastern Time on September 26, 2013, as such date may be extended by Plan Sponsor in accordance with the Support Agreement.

127. “Voting Record Date” means 5:00 P.M. prevailing Eastern Time on September 19, 2013.

1.2	Rules of Interpretation

(a) For purposes of the Plan, the following rules of interpretation apply: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

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(b) The rule of “contra proferentum” does not apply to the interpretation of the Plan. The Plan is the product of extensive negotiations between and among, inter alia, the Debtors, Plan Sponsor, the Credit Agreement Administrative Agent, and the Participating Lenders. Each of the foregoing, including the Debtors and Plan Sponsor, was represented by independent counsel of their choice who either (i) participated in the formulation and documentation of or (ii) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, unless explicitly stated otherwise, the general rule of contract construction known as “contra proferentum” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any exhibit, schedule, contract, instrument, release, or other document generated in connection therewith as concerns such parties identified above.

1.3	Computation of Time

Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.

1.4	Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict-of-laws principles.

1.5	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6	Reference to the Debtors or Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III.

2.1	Administrative Claims

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to 28 U.S.C. § 1930) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim at one of the following times, as applicable: (a) on the Effective Date, or as soon as practicable thereafter; (b) if the Administrative Claim is not Allowed as of the Effective Date, then no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, then in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the holders of such Allowed Administrative Claims.

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2.2	Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court Allows. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to, or action, order, or approval of, the Bankruptcy Court.

2.3	Priority Tax Claims

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive on the Effective Date, or as soon as practicable thereafter, from the respective Debtor liable for such Allowed Priority Tax Claim, payment in Cash in an amount equal to the amount of such Allowed Priority Tax Claim. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1	Classification of Claims and Interests

The Plan constitutes a separate Plan with respect to each Debtor. Except for the Claims addressed in Article II. all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights

1	Secured Tax Claims	Unimpaired	Presumed to Accept

2	Other Secured Claims	Unimpaired	Presumed to Accept

3	Other Priority Claims	Unimpaired	Presumed to Accept

4	Secured Debt Claims	Impaired	Entitled to Vote

5	General Unsecured Claims	Unimpaired	Presumed to Accept

6A	GateHouse Interests	Impaired	Presumed to Reject

6B	Intercompany Interests	Unimpaired	Presumed to Accept

7	Section 510(b) Claims	Impaired	Presumed to Reject

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3.2	Treatment of Classes of Claims and Interests

Except to the extent that a holder of an Allowed Claim or Interest, as applicable, agrees to a less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release and discharge of and in exchange for such holder’s Allowed Claim against or Interest in each Debtor, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as practicable thereafter.

(a)	Class 1 — Secured Tax Claims

(1)	Classification: Class 1 consists of any Secured Tax Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Secured Tax Claim shall receive, as applicable:

A.	If the Allowed Secured Tax Claim is due and payable on or before the Effective Date, Cash in an amount equal to such Allowed Secured Tax Claim; or

B.	If the Allowed Secured Tax Claim is not due and payable on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business, provided that to the extent the Allowed Secured Tax Claim is secured by an interest in property of an Estate, the holder of such Claim shall retain such interest in such property until paid in full therefor.

(3)	Voting: Class 1 is Unimpaired. Holders of Allowed Secured Tax Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Secured Tax Claims are not entitled to vote to accept or reject the Plan.

(b)	Class 2 — Other Secured Claims

(1)	Classification: Class 2 consists of any Other Secured Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Other Secured Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:

A.	have its Allowed Other Secured Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code; or

B.	to the extent the Allowed Other Secured Claim is secured by an interest in property of an Estate, receive the property securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code; provided that the holder of such Claim shall retain such interest in such property until paid in full therefor.

(3)	Voting: Class 2 is Unimpaired. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

(c)	Class 3 — Other Priority Claims

(1)	Classification: Class 3 consists of any Other Priority Claims against any Debtor.

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(2)	Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in Cash.

(3)	Voting: Class 3 is Unimpaired. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 4 — Secured Debt Claims

(1)	Classification: Class 4 consists of any Secured Debt Claims.

(2)	Allowance: On the Effective Date, the Secured Debt Claims shall be an Allowed Claim secured by the Collateral (as defined in the Credit Documents), and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization, reclassification or offset, in the aggregate amount of (a) $1,167,449,812.96 of principal of the Credit Agreement Claims, plus (b) accrued and unpaid interest at the applicable contract non-default rate with respect thereto, plus (c) all amounts due under and subject to the terms of the Swap Liability Agreements (for the avoidance of doubt, excluding any default interest). Acceptance of the Plan by Class 4 in the prepetition solicitation shall constitute an election under the Plan, pursuant to section 1111(b)(2) of the Bankruptcy Code, to have the Secured Debt Claims treated as a secured claim to the extent that such Secured Debt Claims are Allowed; provided that such election shall be deemed to be made solely with respect to the Plan, and the right of holders of Secured Debt Claims to make or not to make such an election in the event that the Plan is not confirmed is expressly reserved and preserved.

(3)	Treatment: In accordance with Section 6.3(a), each holder of an Allowed Secured Debt Claim shall receive, pursuant to such holder’s Plan Election with respect to all or any portion of such holder’s Secured Debt Claims and in full satisfaction and discharge of all of such holder’s Allowed Secured Debt Claims:

A.	Its (x) Pro Rata share of 100% of the shares of New Media Stock issued on the Effective Date, subject to dilution by any New Media Stock issued in exchange for the DJ Contribution and (y) Pro Rata share of 100% of the New Debt Facility Net Proceeds, if any, in the event that Reorganized GateHouse enters into a New Debt Facility and prior to the DJ Contribution, (collectively, the “New Media Distribution”); and/or

B.	Cash in an aggregate amount equal to 40.0% of such holder’s Allowed Secured Debt Claims (the “Cash-Out Distribution”); provided that each holder of an Allowed Secured Debt Claim that does not make a Plan Election with respect to all or any portion of its Secured Debt Claims shall be deemed to have elected to, and shall, receive only the Cash-Out Distribution in respect of all or such portion of its Secured Debt Claims, in full satisfaction and discharge of such holder’s Allowed Secured Debt Claims.

C.	For the avoidance of doubt, Plan Sponsor will receive its Pro Rata share of New Media Distribution, including, without limitation, on account of all Cash-Out Claims.

(4)	Voting: Class 4 is Impaired. Holders of Allowed Secured Debt Claims are entitled to vote to accept or reject the Plan.

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(e)	Class 5 — General Unsecured Claims

(1)	Classification: Class 5 consists of any General Unsecured Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed General Unsecured Claim shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of the Effective Date or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(3)	Voting: Class 5 is Unimpaired. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(f)	Class 6A — GateHouse Interests

(1)	Classification: Class 6A consists of any GateHouse Interests.

(2)	Treatment: In accordance with Section 6.3(a), each holder of an Allowed GateHouse Interest shall receive such holder’s Pro Rata share of New Media Warrants.

(3)	Voting: Class 6A is Impaired. Holders of Allowed GateHouse Interests are conclusively presumed to have rejected the Plan. Holders of Allowed GateHouse Interests are not entitled to vote to accept or reject the Plan.

(g)	Class 6B — Intercompany Interests

(1)	Classification: Class 6B consists of any Intercompany Interests.

(2)	Treatment: Each holder of an Allowed Intercompany Interest shall have its Allowed Intercompany Interest reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

(3)	Voting: Class 6B is Unimpaired. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

(h)	Class 7 — Section 510(b) Claims

(1)	Classification: Class 7 consists of any Section 510(b) Claims against any Debtor.

(2)	Allowance: Notwithstanding anything in the Plan to the contrary, a Section 510(b) Claim (if any) may only become Allowed by Final Order of the Bankruptcy Court.

(3)	Treatment: On the Effective Date, all Allowed Section 510(b) Claims shall be fully extinguished and discharged without any further action. No holder of Allowed Section 510(b) Claims shall be entitled to receive or retain any property under the Plan.

(4)	Voting: Class 7 is Impaired. Holders (if any) of Allowed Section 510(b) Claims are conclusively presumed to have rejected the Plan. Holders (if any) of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

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3.3	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1	General Settlement of Claims

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests.

4.2	Transactions On or After the Effective Date

(I)	On the Effective Date and in accordance with Section 6.3(a) hereof, the Debtors or the Reorganized New Media Group, as the case may be, Plan Sponsor and any other Entity party to the Transaction shall take all actions that are necessary or appropriate to effect the Transaction, including, but not limited to:

(a) Plan Sponsor (or its Designated Affiliates or other designees) shall purchase each Cash-Out Claim in exchange for payment of a cash purchase price to the holder thereof in an amount determined pursuant to Section 3.2(d)(3)B hereof and subject to the terms of the Investment Commitment Letter;

(b) Plan Sponsor (or its Designated Affiliates or other designees), in respect of its New Media Elected Claims and the Cash-Out Claims acquired pursuant to Section 4.2(I)(a) above, and each other holder of New Media Elected Claims (or their respective Designated Affiliates) shall receive its Pro Rata share of New Media Stock;

(c) Each holder of Allowed GateHouse Interests shall receive its Pro Rata share of New Media Warrants;

(d) 100% of the new equity interests in Reorganized GateHouse shall be issued to New Media;

(e) All Secured Debt Claims and all GateHouse Interests shall be cancelled and discharged pursuant to the Plan without the need for any further corporate action;

(f) Each holder of New Media Stock (and for the avoidance of doubt excluding any New Media Stock issued to the Plan Sponsor in respect of the DJ Contribution) shall receive its Pro Rata share of the New Debt Facility Net Proceeds (if any); and

(g) The DJ Contribution shall occur as set forth in Section 4.19 hereof.

(II)	On or after the Effective Date, GateHouse Media, Inc., GateHouse Media Intermediate Holdco, Inc., GateHouse Media Holdco, Inc., and GateHouse Media Operating, Inc. shall convert into limited liability companies and/or GateHouse Media Inc. shall merge into New Media, provided that the occurrence of such merger or conversions shall not be a condition to the Effective Date.

4.3	New Media Warrants

On the Effective Date, or as soon as practicable thereafter, New Media shall issue and distribute New Media Warrants to holders of Allowed GateHouse Interests to the extent required by Section 3.2(f)(2) hereof.

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4.4	New Debt Facility Net Proceeds

The Debtors shall use commercially reasonable efforts, in light of market conditions and other relevant factors, to enter into the New Debt Facility on the Effective Date. In the event that Reorganized GateHouse enters into and receives the proceeds of the New Debt Facility, on the Effective Date, Reorganized GateHouse will distribute to each holder of New Media Stock (including, without limitation, to Plan Sponsor on account of the Cash-Out Claims) its Pro Rata share of the New Debt Facility Net Proceeds, if any. For the avoidance of doubt, the New Debt Facility Net Proceeds, if any, will be distributed to holders of New Media Stock prior to the occurrence of the DJ Contribution and no amount of the New Debt Facility Net Proceeds shall be distributed to Plan Sponsor on account of the DJ Contribution.

Confirmation of the Plan shall constitute (i) approval by Reorganized GateHouse and its applicable subsidiaries of the New Debt Facility, the New Debt Facility Documents, and all transactions contemplated thereby, including the payment of all fees, indemnities, and expenses provided for therein, and (ii) authorization of Reorganized GateHouse to enter into, execute and perform under the New Debt Facility Documents and distribute New Debt Facility Net Proceeds in accordance with the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Debt Facility Documents (i) shall be deemed to have been approved by Reorganized GateHouse and its applicable subsidiaries, (ii) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Debt Facility Documents, (iii) shall be deemed perfected upon Reorganized GateHouse’s entry into the New Debt Facility, subject only to such Liens and security interests as may be permitted under the New Debt Facility Documents, and (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

For the avoidance of doubt, entry into the New Debt Facility will not be a condition precedent to the Effective Date.

4.5	Offering and Issuance of Securities

The offering, issuance, distribution, and exercise (as applicable) of any Securities, including New Media Stock and New Media Warrants (and the New Media Stock issuable upon exercise of the New Media Warrants), pursuant to the Plan will be in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

The issuance of New Media Stock (including all common stock in New Media issued to Plan Sponsor on the Effective Date in exchange for the DJ Contribution), New Media Warrants and any other options and associated equity awards is authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized New Media Group, as applicable. The charter of New Media, as applicable, shall authorize the issuance and distribution on the Effective Date of such New Media Stock, New Media Warrants and New Debt Facility Net Proceeds to the Distribution Agent for the benefit of holders of Allowed Secured Debt Claims and Allowed GateHouse Interests, as applicable. All such New Media Stock issued and distributed pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.

4.6	Registration Rights

New Media will enter into the Registration Rights Agreement with Omega and any other holder of Allowed Secured Debt Claims that receives at least as many shares of New Media Stock on the Effective Date as Omega

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receives, provided that Omega receives directly or indirectly not less than ten percent (10%) or more of the shares of New Media Stock issued to holders of Allowed Secured Debt Claims under the Plan (without taking into account New Media Stock issued pursuant to the New Media Warrants or in respect of the DJ Contribution).

4.7	Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and the Plan shall recognize and implement any such rights. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors reserve the right, after notice and a hearing, to re-classify any Allowed Claim or Interest in accordance with any contractual, legal or equitable subordination relating thereto.

4.8	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein or in any agreement, instrument or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.9	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided herein (including as otherwise provided with respect to any contracts evidencing transactions described in Section 3.2(e)(2) hereof), all notes, instruments, Certificates and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or Reorganized Debtors and the non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, (i) any agreement that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (a) allowing holders of Claims or Interests to receive distributions under the Plan and (b) allowing and preserving the rights of any Distribution Agent or the Reorganized Debtors, as applicable, to make distributions on account of Claims and Interests as provided in Article VI and (ii) the Credit Documents shall continue in effect solely for the purposes of allowing the Credit Agreement Administrative Agent to (a) receive payment of its fees and expenses as provided under the Credit Documents, (b) have the benefit of all the rights and protections for the Credit Agreement Administrative Agent under the Credit Documents, including, but not limited to, the preservation of any indemnification rights, and (c) make distributions pursuant to Section 2.13(b) of the Credit Agreement.

4.10	Issuance of New Securities: Execution of Plan Documents

Except as otherwise provided herein, on the Effective Date, or as soon as practicable thereafter, the Reorganized New Media Group shall issue all Securities, notes, instruments, Certificates and other documents required to be issued under the Plan.

4.11	Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized New Media Group, whether taken prior to or as of the Effective Date, shall be authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized New Media Group, as applicable, including, without limitation, the DJ Contribution and the issuance of additional New Media Stock to Plan Sponsor as consideration therefor pursuant to Section 4.19 hereof. Such actions may include the following: (a) the adoption and filing of charters and bylaws; (b) the appointment of directors and officers; (c) entry into and performance under the New Debt Facility; (d) the authorization, issuance, and distribution of New Media Stock, New Media Warrants and New Debt Facility Net Proceeds pursuant to the Plan; and (e) the merger or conversions as set forth in Section 4.2(II); provided that, notwithstanding any other provision of the Plan, the Reorganized New Media Group reserves the right not to effectuate such merger or conversions in its sole discretion.

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4.12	Charter and Bylaws

The certificates of incorporation and bylaws of each Entity in the Reorganized New Media Group (and other formation documents relating to limited liability companies, as applicable) shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The Reorganized New Media Group’s certificates of incorporation shall include, among other things (and only to the extent required by section 1123(a)(6) of the Bankruptcy Code), provisions prohibiting the issuance of non-voting Equity Securities. After the Effective Date, each Entity in the Reorganized New Media Group may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective jurisdiction of formation and its respective charter and bylaws. The corporate governance policies of New Media shall be substantially consistent with Gatehouse’s policies, shall be updated to comply with the requirements of the applicable listing exchange upon the completion of the Listing and its charter and bylaws shall be all as set forth in the New Media Charter.

4.13	Effectuating Documents: Further Transactions

On and after the Effective Date, the Reorganized New Media Group and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized New Media Group, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.14	Section 1146(a) Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment.

4.15	Directors, Officers and Management

Except as otherwise provided herein or in the Plan Supplement, the existing officers and directors of the Debtors shall serve in their current capacities in the Reorganized Debtors. From and after the Effective Date, each director or officer of the Reorganized New Media Group shall serve pursuant to the terms of their respective charters and bylaws or other constituent documents, and applicable state corporation law. Additionally, in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the boards of directors of the Reorganized New Media Group and any Person proposed to serve as an officer of the Reorganized New Media Group shall be disclosed in the Plan Supplement.

On the Effective Date, New Media will enter into the Management Agreement and Michael Reed, the current chief executive officer of GateHouse (the “New Media Employee”), will become an employee of New Media. Commencing from the Listing, (a) the Manager will be responsible for the compensation and benefits of the New Media Employee and (b) the Manager will receive an annual management fee, quarterly incentive compensation, and options to purchase New Media Stock, in each case, on the terms set forth in the Management Agreement. The compensation and benefits of the New Media Employee will be subject to the review and approval of the compensation committee of the board of directors of New Media and an incentive plan will be established for the Manager with terms and conditions customary for a company of New Media’s type.

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4.16	Incentive Plans and Employee and Retiree Benefits

Except as otherwise provided herein, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall (a) amend, adopt, assume and/or honor in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plan, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

4.17	Preservation of Rights of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with sections 1123(b)(3) and 1141(b) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to, or action, order or approval of, the Bankruptcy Court.

4.18	Intercompany Claims

Notwithstanding anything in this Plan to the contrary, on the Effective Date, the Intercompany Claims shall be reinstated, or discharged and satisfied by contributions, distributions or otherwise, at the option of the Reorganized Debtors.

4.19	DJ Contribution

Subject to the terms of the Support Agreement, Plan Sponsor will contribute 100% of the stock of Local Group, the 100% owner of DJLMG, to New Media and assign its rights under the DJ SPA to New Media, each on the Effective Date (collectively, the “DJ Contribution”) in exchange for shares of New Media Stock and, at Plan Sponsor’s election in its sole discretion, $50,000 of Cash, collectively equal in value (the “DJ Contribution Value”) to the cost of the DJ Acquisition as adjusted (a) to include (i) Plan Sponsor’s out-of-pocket transaction expenses for the DJ Acquisition not to exceed $4.5 million, (ii) any additional cash equity contributions made in DJLMG or

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Local Group after the DJ Acquisition but, prior to the occurrence of the DJ Contribution, not to exceed $2.5 million, and (iii) the net amount owing to Plan Sponsor under the DJ SPA and (b) to deduct the amount of (i) any dividends paid out by DJLMG or Local Group on or following the closing of the DJ Acquisition and on or prior to the occurrence of the DJ Contribution (other than in respect of the $2.5 million contributed by Plan Sponsor on the closing date of the DJ Acquisition for working capital purposes, which amount DJLMG may repay by dividend or otherwise prior to the Effective Date) and (ii) any funded debt obligations of DJLMG or Local Group (other than amounts drawn under the working capital facility), each as set forth in the DJ Contribution Agreement and DJ SPA Assignment Agreement. For the avoidance of doubt, the distribution of shares of New Media Stock in exchange for the DJ Contribution will not occur prior to the distribution of the New Debt Facility Net Proceeds (if any) to the holders of New Media Stock.

4.20	Additional Restructuring Transactions

On or after the Effective Date, without limiting any rights and remedies of the Debtors or Reorganized New Media Group under the Plan or applicable law, the Reorganized New Media Group may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring, including one or more mergers, consolidations, restructurings, transfers, dispositions, spinoffs, liquidations, dissolutions, amalgamations, arrangements, continuances or other corporate transactions, as may be determined by the Reorganized New Media Group to be necessary or appropriate (collectively, the “Additional Restructuring Transactions”) provided such Additional Restructuring Transactions comply with the terms of (including applicable shareholder consent requirements) and are not prohibited by the Plan. The actions to effect the Additional Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, transfer, disposition, spinoff, liquidation, dissolution, amalgamation, arrangement, continuance or other corporate transaction containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and such other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, spinoff or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (iii) the filing of appropriate certificates or articles of incorporation, merger, consolidation, spinoff or dissolution (or any other Additional Restructuring Transaction) pursuant to applicable law; and (iv) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Additional Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized New Media Group vesting in one or more surviving, resulting or acquiring Entities. In each case in which the surviving, resulting or acquiring Entity in any such transaction is a successor to the Reorganized New Media Group, such surviving, resulting or acquiring Entity will perform the obligations of the Reorganized New Media Group pursuant to the Plan to pay or otherwise satisfy the Allowed Claims to the extent not already paid or satisfied. The Additional Restructuring Transactions may include the commencement of regular-way trading of New Media Stock on a major U.S. national securities exchange (the “Listing”). New Media shall use its commercially reasonable efforts to make the Listing, in light of market conditions and other relevant factors, on the New York Stock Exchange. New Media may also raise additional capital in connection with or subsequent to the Listing. Notwithstanding anything in the Plan to the contrary, on and after the Confirmation Date the Debtors or Reorganized Debtors, as applicable, may employ and pay advisors and professionals without further notice to, or action, order, or approval of the Bankruptcy Court.

4.21	Special Committee’s Fees.

Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys’ fees and financial advisors’ fees) of the Special Committee shall be Allowed as Administrative Claims and paid by the Debtors or the Reorganized Debtors, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than twenty (20) days after the Effective Date.

4.22	Plan Sponsor’s Fees.

Subject to entry of the Confirmation Order, and without in any way limiting the payment obligations under any existing engagement letter or any applicable order entered in the Chapter 11 Cases, the reasonable fees and

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expenses (including attorneys’ fees and financial advisors’ fees) of Plan Sponsor in connection with the Transaction, including, but not limited to, the reasonable fees and expenses of (i) Cleary, Gottlieb Steen & Hamilton LLP and (ii) Morris, Nichols, Arsht & Tunnell LLP, will be paid in full in Cash by the Reorganized Debtors, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than twenty (20) days after the Effective Date.

4.23	Credit Agreement Administrative Agent’s Fees

Subject to entry of the Confirmation Order, and without in any way limiting the payment obligations under any existing engagement letter or the cash collateral order (or any other applicable order) entered in the Chapter 11 Cases, the reasonable invoiced fees and expenses of the Credit Agreement Administrative Agent and the Informal Committee in connection with the Transaction, including but not limited to the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Richards Layton & Finger and Moelis & Company LLC, shall be Allowed as Administrative Claims and paid in full by the Debtors or the Reorganized Debtors in Cash, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than ten (10) days after the Effective Date; provided that, notwithstanding the foregoing, such fees and expenses shall continue to be obligations secured under the Credit Documents in the event that the Plan is not confirmed.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to, or action, order, or approval of, the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless any such Executory Contract or Unexpired Lease: (a) is listed on the Rejection Schedule; (b) has been previously assumed or rejected by the Debtors by Final Order or has been assumed or rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; or (c) is the subject of a motion to assume or reject pending as of the Effective Date. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions, assignments and rejections.

Except as otherwise provided herein or agreed to by the Debtors with the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority or amount of any Claims that may arise in connection therewith.

5.2	Cure of Defaults and Objections to Assumption

The Debtors or Reorganized New Media Group, as applicable, shall pay Cures in the ordinary course after the Effective Date. Any dispute regarding a Cure shall be resolved in the ordinary course in an appropriate nonbankruptcy forum. Any Cure shall be deemed fully satisfied, released and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure. The Reorganized Debtors also may settle any Cure without any further notice to, or action, order or approval of, the Bankruptcy Court.

Any objection to the assumption of an Executory Contract or Unexpired Lease pursuant to the Plan on grounds other than Cure must be filed with the Bankruptcy Court by the deadline established for filing objections to the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

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If there is a dispute regarding the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 45 days after entry of a Final Order resolving an objection to assumption or determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to, or action, order or approval of, the Bankruptcy Court.

5.3	Pre-existing Payment and Other Obligations

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors, as applicable, under such contract or lease. In particular, to the extent permissible under applicable nonbankruptcy law, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) maintenance of, or to repair or replace, goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable.

5.4	Rejection Damages Claims and Objections to Rejection

Pursuant to section 502(g) of the Bankruptcy Code, counterparties to Executory Contracts or Unexpired Leases that are rejected shall have the right to assert Claims, if any, on account of the rejection of such contracts and leases. Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases pursuant to the Plan must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Confirmation Date or the effective date of rejection. Any such Proofs of Claim that are not timely filed shall be disallowed without the need for any further notice to, or action, order or approval of, the Bankruptcy Court. Such Proofs of Claim shall be forever barred, estopped and enjoined from assertion. Moreover, such Proofs of Claim shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to, or action, order or approval of, the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims (excluding the Secured Debt Claims) arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as Class 5—General Unsecured Claims against the applicable Debtor counterparty thereto.

5.5	Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

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5.6	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Distributions on Account of Claims and Interests Allowed as of the Effective Date

(a)	Delivery of Distributions in General

Except as otherwise provided in the Plan, a Final Order or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, on the Effective Date or as soon as practicable thereafter, the Reorganized Debtors or the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business or industry practice, (b) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in accordance with Sections 2.3 and 3.2(a)(2) hereof, respectively. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. For the avoidance of doubt, distributions to holders of Allowed Secured Debt Claims will be made on the Effective Date.

6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties, (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order, and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall be paid also, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class.

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6.3	Delivery of Distributions

(a)	Distribution Process

On the Effective Date, distributions under the Plan in respect of Allowed Secured Debt Claims shall be delivered:

(i)	In the case of the Cash-Out Distribution, from the Plan Sponsor (or its Designated Affiliates or other designees) to each Record Holder of Cash-Out Claims as of the Distribution Record Date (or its Designated Affiliates) subject to the terms of the Investment Commitment Letter; and

(ii)	In the case of the New Media Distribution, to the Credit Agreement Administrative Agent (or its designees) for distribution, pursuant to Section 2.13(b) of the Credit Agreement, to (a) Plan Sponsor (or its Designated Affiliates or other designees) with respect to Cash-Out Claims and its New Media Elected Claims and (b) to each Record Holder of New Media Elected Claims as of the Distribution Record Date (or its Designated Affiliates).

On the Effective Date, distributions under the Plan in respect of Allowed GateHouse Interests shall be delivered by the Distribution Agent to each holder of such Interests.

The Debtors, the Reorganized Debtors, the Plan Sponsor, the Credit Agreement Administrative Agent and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

(b)	Accrual of Dividends and Other Rights

For purposes of determining the accrual of dividends or other rights after the Effective Date, New Media Stock issued under the Plan shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated or distributed.

(c)	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens, and encumbrances. All Persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Plan to the contrary, (a) each holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations.

(d)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(e)	Fractional, Undeliverable, and Unclaimed Distributions

(1)	No Fractional Distributions of New Media Stock or New Media Warrants. The Distribution Agent may not make distributions of fractions of shares of New Media Stock or New Media Warrants, as applicable. Whenever fractional distributions would otherwise be called for, the actual distributions may reflect a rounding down of such fractions.

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(2)	Undeliverable Distributions. If any distribution to a holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder as soon as practicable. Undeliverable distributions shall remain in the possession of the Reorganized New Media Group until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized New Media Group or is cancelled pursuant to Section 6.3(e)(3) hereof, and shall not be supplemented with any interest, dividends or other accruals of any kind.

(3)	Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized New Media Group and, to the extent such Unclaimed Distribution is New Media Stock, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(f)	Surrender of Cancelled Instruments or Securities

On the Effective Date or as soon as practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Distribution Agent. Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent pursuant to the provisions of Section 6.3(g) hereof. Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent prior to the first anniversary of the Effective Date shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against the relevant Entity in the Reorganized New Media Group or its property, be deemed to have forfeited all rights, and Claims and Interests with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized New Media Group notwithstanding any federal or state escheat, abandoned or unclaimed property law to the contrary. Notwithstanding the foregoing paragraph, this Section 6.3(f) shall not apply to any Claims and Interests reinstated pursuant to the terms of the Plan.

(g)	Lost, Stolen, Mutilated, or Destroyed Securities

Any holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent an affidavit of loss acceptable to the Distribution Agent setting forth the unavailability of the Certificate and such additional indemnity as may be required reasonably by the Distribution Agent to hold the Distribution Agent harmless from any damages, liabilities or costs incurred in treating such holder as a holder of an Allowed Claim or Interest. Upon compliance with this procedure by a holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

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6.4	Claims Paid or Payable by Third Parties

A Claim shall be reduced in full and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to, or action, order or approval of, the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

6.5	Setoffs

Except as otherwise expressly provided for herein (including with respect to any Secured Debt Claims or Claims with respect to letters of credit as provided in the definition of Other Secured Claims), each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable nonbankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder.

6.6	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

7.1	Disputed Claims Process

Except as otherwise provided herein, if a party files a Proof of Claim and the Debtors or Reorganized Debtors, as applicable, do not determine in their sole discretion, and without the need for notice to, or action, order or approval of, the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII. Except as otherwise provided herein, all proofs of claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to, or action, order or approval of, the Bankruptcy Court. For the avoidance of doubt, on and after the Effective Date, the Reorganized Debtors may negotiate and settle any Claims, including Claims for which a Proof of Claim has been filed, without further notice to or approval of the Bankruptcy Court, the Claims and Solicitation Agent or any other party.

7.2	Prosecution of Objections to Claims and Interests

Except insofar as a Claim or Interest is Allowed under the Plan, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to the Claim or Interest. Any objections to Claims and Interests shall be served and filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. Notwithstanding anything to the contrary herein, the Reorganized Debtors may prosecute,

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adjudicate or otherwise resolve Claims and Interests in non-bankruptcy forums after the expiration of such 120-day period. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.17 hereof.

7.3	No Interest

Unless otherwise specifically provided for in the Plan or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.4	Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree, or the Bankruptcy Court has determined by Final Order, that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1	Discharge of Claims and Termination of Interests

Except as otherwise provided for herein and effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

8.2	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for herein, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or

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collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreement and Swap Liability Agreements), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors; provided that Claims and Causes of Action for fraud, gross negligence or willful misconduct shall not be so released.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.2, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.2; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by this Section 8.2.

8.3	Releases by Certain Holders of Claims

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreement and Swap Liability Agreements), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan; provided that Claims and Causes of Action for fraud, gross negligence or willful misconduct shall not be so released. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.3, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise

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of the Claims released by this Section 8.3; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under this Section 8.3 from asserting any Claim or Cause of Action released by this Section 8.3.

8.4	Exculpation

No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct. The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of acceptances and rejections of the Plan and the making of distributions pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

8.5	Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3 hereof, discharged pursuant to Section 8.1 hereof, or are subject to exculpation pursuant to Section 8.4 hereof, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated or settled pursuant to the Plan.

8.6	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.7	Indemnification

On and from the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume or reinstate, as applicable, all indemnification obligations in place as of the Effective Date (whether in bylaws, certificates of incorporation, board resolutions, contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors and the respective Affiliates of such current and former directors, officers, managers, and employees.

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8.8	Release of Liens

Except (a) with respect to the Liens securing the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2 hereof:

(a) the Confirmation Order shall have been entered and such order shall be materially consistent with the Support Agreement and shall be in form and substance reasonably satisfactory to Plan Sponsor and the Debtors;

(b) the Confirmation Order shall have become a Final Order;

(c) all documents and agreements necessary to implement the Plan: (1) shall have all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements; (2) shall have been tendered for delivery to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws; and (3) shall have been effected or executed;

(d) the Effective Date shall occur no later than December 16, 2013; and

(e) all other actions necessary for the occurrence of the Effective Date shall have been taken.

9.2	Waiver of Conditions Precedent

The Debtors may, with the written consent of Plan Sponsor and in consultation with the Credit Agreement Administrative Agent, waive any of the conditions to the Effective Date set forth in Section 9.1 hereof without any notice to any other parties in interest and without any further notice to, or action, order or approval of, the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

9.3	Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer or undertaking of any sort by any Debtor or any other Entity.

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ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1	Modification of Plan

Effective as of the date hereof, (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order, subject to the limitations set forth herein and the Support Agreement; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, this clause (b) being subject in all cases to the limitations set forth herein and in the Support Agreement.

10.2	Revocation or Withdrawal of Plan

Subject to the terms of the Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer or undertaking of any sort by any Debtor or any other Entity.

10.3	Confirmation of the Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. Subject to the terms of the Support Agreement, the Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE XI

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising under the Bankruptcy Code or arising in, or related to, the Chapter 11 Cases, to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification or supplement, after the Effective Date, pursuant to Article V, of the list of Executory Contracts and Unexpired Leases to be rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

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4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan or the Confirmation Order, including contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10. hear, determine, and resolve any cases, matters, controversies, suits, disputes or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Section 6.4 hereof; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan or the Confirmation Order, or any Entity’s obligations incurred in connection with the Plan or the Confirmation Order, including those arising under agreements, documents, or instruments executed in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15. enforce all orders previously entered by the Bankruptcy Court; and

16. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving

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distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.2	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

12.3	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

12.4	Elimination of Vacant Classes

Any Class of Claims that does not have a holder of an Allowed Claim or a Claim temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

12.5	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

12.6	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors and Reorganized Debtors:	GateHouse Media, Inc. 350 WillowBrook Office Park Fairport, New York 14450 Attention: Michael Reed Attention: Polly Sack Facsimile: (585) 248-2631

with a copy to:	Young Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, Delaware 19801 Attention: Pauline K. Morgan Attention: Patrick A. Jackson Facsimile: (302) 571-1253

Plan Sponsor:	Newcastle Investment Corp. c/o FIG LLC 1345 Avenue of the Americas 46th Floor New York, New York 10150 Attention: Cameron MacDougall Facsimile: (917) 591-8312

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with a copy to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: James L. Bromley Attention: Sean A. O’Neal Facsimile: (212) 225-3999

12.7	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.8	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.9	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from dm.epiq11.com/gatehousemedia or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

12.10	Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.

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Dated: October 25, 2013

AS DEBTORS AND DEBTORS IN POSSESSION:

GATEHOUSE MEDIA, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA HOLDCO, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS I, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

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ENHE ACQUISITION, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

38

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GATEHOUSE MEDIA CORNING HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

39

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GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

40

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GATEHOUSE MEDIA NEVADA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

LIBERTY SMC, L.L.C.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

41

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MINERAL DAILY NEWS TRIBUNE, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

NEWS LEADER, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

TERRY NEWSPAPERS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

42

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GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

THE PEORIA JOURNAL STAR, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

43

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GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

44

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GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

45

Case 13-12503-MFW    Doc 137-1    Filed 11/06/13    Page 48 of 48

Dated: October 25, 2013

AS PLAN SPONSOR:

NEWCASTLE INVESTMENT CORP.,

By:	/s/ Jonathan Brown
Name:	Jonathan Brown
Title:	Interim Chief Financial Officer

46

Case 13-12503-MFW    Doc 137-2    Filed 11/06/13    Page 1 of 3

EXHIBIT B

Proposed Effective Date Notice

01:14206427.12

Case 13-12503-MFW    Doc 137-2    Filed 11/06/13    Page 2 of 3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GATEHOUSE MEDIA, INC.,	)	Case No. 13-12503 (MFW)
a Delaware Corporation, el al.[1]	)
	)	(Joint Administered)
Debtors.	)
	)	Ref. Docket No.

NOTICE OF (I) ENTRY OF ORDER APPROVING DISCLOSURE

STATEMENT FOR AND CONFIRMING DEBTORS’ JOINT PREPACKAGED

CHAPTER 11 PLAN AND (II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on November 6, 2013, the Honorable Mary F. Walrath, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No.     ] (the “Confirmation Order”) approving the Disclosure Statement2 [Docket No.     ] and confirming the Plan of the above-captioned debtors in possession (the “Debtors”).

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: GateHouse Media, Inc. (7635), Copley Ohio Newspapers, Inc. (4372), ENHE Acquisition, LLC (1504), Enterprise NewsMedia Holding, LLC (8259), Enterprise NewsMedia, LLC (4672), Enterprise Publishing Company, LLC (4666), GateHouse Media Arkansas Holdings, Inc. (7662), GateHouse Media California Holdings, Inc. (7639), GateHouse Media Colorado Holdings, Inc. (0190), GateHouse Media Connecticut Holdings, Inc. (1954), GateHouse Media Coming Holdings, Inc. (5234), GateHouse Media Delaware Holdings, Inc. (1987), GateHouse Media Directories Holdings, Inc. (4513), GateHouse Media Florida Holdings, Inc. (6448), GateHouse Media Freeport Holdings, Inc. (1508), GateHouse Media Holdco, Inc. (8902), GateHouse Media Illinois Holdings II, Inc. (5361), GateHouse Media Illinois Holdings, Inc. (7640), GateHouse Media Intermediate Holdco, Inc. (9759), GateHouse Media Iowa Holdings, Inc. (7643), GateHouse Media Kansas Holdings II, Inc. (7914), GateHouse Media Kansas Holdings, Inc. (7644), GateHouse Media Lansing Printing, Inc. (2242), GateHouse Media Louisiana Holdings, Inc. (9708), GateHouse Media Management Services, Inc. (7665), GateHouse Media Massachusetts I, Inc. (1503), GateHouse Media Massachusetts II, Inc. (0859), GateHouse Media Michigan Holdings II, Inc. (7963), GateHouse Media Michigan Holdings, Inc. (7646), GateHouse Media Minnesota Holdings, Inc. (7648), GateHouse Media Missouri Holdings II, Inc. (8013), GateHouse Media Missouri Holdings, Inc. (7649), GateHouse Media Nebraska Holdings II, Inc. (8054), GateHouse Media Nebraska Holdings, Inc. (4763), GateHouse Media Nevada Holdings, Inc. (4978), GateHouse Media New York Holdings, Inc. (7660), GateHouse Media North Dakota Holdings, Inc, (1506), GateHouse Media Ohio Holdings, Inc. (5464), GateHouse Media Oklahoma Holdings, Inc. (6313), GateHouse Media Operating, Inc. (7636), GateHouse Media Pennsylvania Holdings, Inc. (7661), GateHouse Media Suburban Newspapers, Inc. (5577), GateHouse Media Tennessee Holdings, Inc. (6415), GateHouse Media Ventures, Inc. (7638), George W. Prescott Publishing Company, LLC (4668), Liberty SMC, L.L.C. (6016), Low Realty, LLC (4679), LRT Four Hundred, LLC (4676), Mineral Daily News Tribune, Inc. (3343), News Leader, Inc. (4473), SureWest Directories (7472), Terry Newspapers, Inc. (1037), and The Peoria Journal Star, Inc. (9820). The address of the Debtors’ corporate headquarters is 350 WillowBrook Office Park, Fairport, NY 14450.
[2]	Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the [ ] [Docket No. ] (as modified, and including all supplements, the “Plan”)

01:14206427.12

Case 13-12503-MFW    Doc 137-2    Filed 11/06/13    Page 3 of 3

PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Epiq Bankruptcy Solutions, LLC (“Epiq”), the notice, claims, and solicitations agent retained by the Debtors in these Chapter 11 Cases, by: (a) calling Epiq at (646) 282-2500; (b) visiting the Debtors’ restructuring website at: www.epiq11.com/GHM; or (c) writing to GateHouse Media, Inc. Ballot Processing Center, c/o Epiq Bankruptcy Solutions, LLC, FDR Station, P.O. Box 5071, New York, New York 10150-5071. You may also obtain copies of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: www.deb.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on November [    ], 2013.

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, New Media, and any holder of a Claim or an Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder or Entity voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: November [ ], 2013	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Wilmington, Delaware

Pauline K. Morgan (No. 3650)
Joel A. Waite (No. 2925)
Patrick A. Jackson (No. 4976)
Ryan M. Bartley (No, 49850
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302)571-6600
Facsimile: (302) 571-1253

Counsel for the Reorganized Debtors

01:14206427.12